                                                                   EXHIBIT 10.16

                              INVESTMENT AGREEMENT

     THIS INVESTMENT AGREEMENT ("Agreement") is made and entered into effective as of March 10, 2000, by and among Optical Sensors Incorporated, a Delaware corporation (the "Company"), with its principal place of business at 7615 Golden Triangle Drive, Suite A, Eden Prairie, Minnesota 55344, and the investors listed on Schedule I hereto (collectively, the "Investors").

     A. The Company desires to raise up to $3,000,000 of additional capital in order to fund its operations.

     B. The Investors desire to make an investment in the Company on the terms and conditions set forth in this Agreement.

     Accordingly, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Convertible Promissory Notes. Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue to each Investor, and each Investor agrees to purchase from the Company, a convertible promissory note in the form attached hereto as Exhibit A in the maximum principal amount set forth opposite such Investor's name on
     Schedule I (the "Notes"). The maximum aggregate principal amount of all of the Notes to be issued hereunder shall be Three Million Dollars ($3,000,000). The Notes shall not bear interest and shall be due and payable in full one (1) year from the date of issuance (the "Maturity Date") unless converted into Units pursuant to Section 3 prior to the Maturity Date; provided, however, if the Notes are not paid in full or converted into Units on or before the Maturity Date, any remaining unpaid principal balance shall bear interest at the rate of ten percent (10%) per year from the Maturity Date until paid in full. The Company shall have the right to prepay the Notes, in whole or in part, at any time or from time to time, on ten (10) days' prior written notice to the Investors, without premium or penalty pursuant to Section 1 of the Note. All partial payments of the Notes shall be made among the Investors on a pro rata basis. For purposes of this Agreement, "pro rata" shall mean with respect to any Investor the portion that the maximum principal balance of such Investor's Note bears to the aggregate maximum principal balance of all of the Notes.

2.   Advances Under Notes.

     (a) Initial Advances. Upon execution of this Agreement, each Investor shall advance to the Company in immediately available funds, its pro rata share of One Million Four Hundred Thousand Dollars ($1,400,000).

     (b) Additional Advances. At any time during the Advance Period (as defined below), the Company shall have the right to request up to two additional advances under the Notes in the amounts of Six Hundred Thousand Dollars ($600,000) and One

          Million Dollars ($1,000,000) each, pursuant to this Section 2(b). The "Advance Period" shall mean the sixty (60) day period beginning on the first day after both of the following have occurred: (i) the Company executes a definitive distribution agreement (the "Distribution Agreement") for the Company's CapnoProbe product with a major medical company on terms no less favorable to the Company than those set forth in the letter of intent, dated January 4, 2000, between the Company and Baxter Healthcare Corporation ("Baxter"), and (ii) the shareholders of the Company have approved the conversion of any additional advances to be made under the Notes pursuant to this
          Section 2(b) into Units at the Company's 2000 Annual Meeting of Shareholders; provided, however, that in any case the Advance Period will expire on June 15, 2000, after which date the Company will not have any right to request any advance hereunder. Within five (5) days of a written request by the Company, each Investor shall advance to the Company its pro rata share of an aggregate of Six Hundred Thousand Dollars ($600,000). Within five (5) days of a written request by the Company, each Investor shall have the option to advance to the Company its pro rata share of an aggregate of an additional One Million Dollars ($1,000,000); provided, however, that the Investors will be required to make such advance if the Company notifies the Investors that the Company needs such funds as part of a plan to maintain its listing on the Nasdaq National Market or to assist in avoiding a going concern qualification with respect to its audited financial statements for the year ended December 31, 1999. If any Investor fails to advance its pro rata share of any advance request, the other Investors shall have the right, but not the obligation, to advance such amount to the Company.

3.   Conversion.

     (a) Terms of Conversion. The Notes are convertible into units ("Units"), each unit consisting of 50,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), and a warrant to purchase 12,500 shares of Common Stock, at a conversion price equal to Fifty Thousand Dollars ($50,000) per Unit in accordance with this Section 3, subject to adjustment of the conversion price as set forth in the Notes. The warrant shall be in substantially the form attached hereto as Exhibit B ("Warrant"), have an initial exercise price equal to $1.00 per share and shall be exercisable for a period of five years from the date of issuance.

     (b) Optional Conversion. Each Investor shall have the right to convert all or any portion of the principal balance under its Note, at the option of the Investor holding such Note, into Units at any time.

     (c) Automatic Conversion. An aggregate of One Million Four Hundred Thousand Dollars ($1,400,000) of the principal balance of the Notes will automatically convert into Units, without any action of the Investors, thirty (30) days after written notice from the Company to the Investors that the Distribution Agreement has been executed by the Company and a major medical company. The principal balance under the Notes related to the $600,000 advance will automatically convert into Units, without any action of the Investors, thirty (30) days after the date of such $600,000 advance, and the principal balance under the Notes related to the $1,000,000 advance will automatically convert into Units, without any action of the Investors, thirty (30) days after the date of such $1,000,000 advance. Any conversion under this
          Section 3(c) shall be made on a pro rata basis among all holders of Notes.

4. Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows:

     (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease or operate its properties and to carry on its business as it is now being conducted and as it is proposed to be conducted. The Company has no subsidiaries or direct or indirect ownership in any firm, corporation or business which either, individually or in the aggregate, is material to the business of the Company. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership of property or conduct of business requires it so to be qualified and in which the failure to so qualify would have a material adverse effect on the financial condition or business of the Company.

     (b) Authorization. The Company has the corporate power and authority to execute and deliver this Agreement, the Notes and the Warrants and to perform its obligations hereunder and thereunder, including the issuance of the Notes, the Warrants, the Conversion Securities (as defined below) and the Warrant Securities (as defined below). This Agreement, the Notes and the Warrants have been duly authorized by all necessary corporate action on behalf of the Company, have been duly executed and delivered by authorized officers of the Company, are valid and binding agreements on the part of the Company and are enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate actions necessary for reservation and issuance of the shares of Common Stock issuable upon conversion of the Notes ("Conversion Securities") and the Common Stock issuable upon exercise of the Warrants ("Warrant Securities") has been taken, except for shareholder approval contemplated by Section 3(c). The Conversion Securities and the Warrant Securities, when issued pursuant to the terms of the Notes and the Warrants, respectively, including the payment of any consideration required thereunder, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any and all liens, charges, claims, encumbrances and preemptive rights.

     (c) No Violation. Neither the execution and delivery of this Agreement, the Notes or the Warrants by the Company, nor the performance by the Company of its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby will: (a) conflict with or result in any breach of any provision of the Articles of Incorporation or By-Laws of the Company; (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which the Company is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a material adverse effect on the Company; (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets, except for violations which would not result in a material adverse effect on the Company; or (d) result in the creation or imposition of any liens, charges or encumbrances upon any assets of the Company.

     (d) SEC Reports. The Company has filed all reports, registration statements and other filings with the Securities and Exchange Commission (the "Commission") required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All such reports, registration statements and other filings (including all notes, exhibits and schedules thereto, all documents incorporated by reference therein, and any amendments thereto) are collectively referred to herein as the "SEC Reports." As of their respective dates of filing with the Commission, the SEC Reports complied in all material respects with all of the rules and regulations of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (e) Financial Statements. The financial statements of the Company included in the SEC Reports (the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of the Company's operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal adjustments and the omission of footnotes). The Company has no material liabilities, known or unknown, absolute, contingent or otherwise, except for (i) liabilities that are set forth in the Financial Statements, the notes thereto or the SEC Reports, (ii) liabilities that have been incurred in the ordinary course of business since September 30, 1999 and (iii) potential liability to Instrumentation Laboratory Company ("IL") in connection with the termination of the Private Label Reseller Agreement, dated as of January 7, 1998, between the Company and IL.

     (f) No Material Adverse Change. There have not been any changes in the assets, properties, liabilities, financial condition, business or operations of the Company from that reflected in the Financial Statements except for (i) changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse, (ii) the Company's continued operating losses and negative cash flow, (iii) an anticipated write-down of inventory of approximately $400,000; and (iv) potential liability to IL in connection with the termination of the Private Label Reseller Agreement, dated as of January 7, 1998, between the Company and IL.

     (g) Authorized Capital Stock. The authorized capital stock of the Company is as set forth in the SEC Reports. The issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable. As of the date hereof, the Company has outstanding options and warrants to purchase 1,263,628 shares of Common Stock, and there are no other outstanding warrants, options or other rights to acquire any shares of capital stock of the Company, except as disclosed in the SEC Reports. All of the above securities of the Company were issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except for IL, no holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company.

     (h) Intellectual Property. The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trademarks, trade names, copyrights, licenses, domain names, governmental authorizations, trade secrets and know-how that are used or necessary for the conduct of its business; neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trademarks, trade names, copyrights, licenses, governmental authorizations, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as a whole.

     (i) Securities Laws. Subject to the accuracy of the representations of the Investors in Section 5, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery to the Investors of the Notes, the Warrants, the Conversion Securities or the Warrant Securities other than (i) the filing with the Commission of a Form D pursuant to Regulation D under the Securities Act, and the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of the sale of the Notes and the Warrants and the issuance of the Conversion Securities and the Warrant Securities, and (ii) the filing of a registration statement or statements pursuant to Section 7. Under the circumstances contemplated by this Agreement, the offer, issuance, sale and delivery of the Notes and the Warrants will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the Securities Act.

     (j) Litigation. Except for the pending arbitration proceeding with IL and an informal investigation by the Commission regarding recent trading in the Company's Common Stock, there are no actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) would have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted or proposed to be conducted or
          (b) would impair the ability of the Company to perform in any material respect its obligations under this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, individually or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

     (k) Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the Financial Statements, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such Financial Statements, or (ii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. The Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

     (l) Brokers or Finders. To the knowledge of the Company, no person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against any Investor for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold each Investor harmless for any claims made for any commission, fee or other compensation concerning the transactions contemplated by this Agreement.

5. Representations and Warranties of the Investors. Each Investor represents and warrants to the Company as follows:

     (a) The Notes are being purchased for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Each Investor understands that neither the Note, the Warrant, the Conversion Securities nor the Warrant Securities have been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Investor. Each Investor further understands that its Note, the Warrant, the Conversion Securities and the Warrant Securities may not be transferred or resold without registration under the Securities Act and any applicable state securities laws, or pursuant to an exemption from the requirements of the Securities Act and applicable state securities laws.

     (b) Each Investor's principal place of business is located at the address set forth on Schedule I. Each Investor qualifies as an "accredited investor," as defined in Rule 501 of Regulation D under the Securities Act. Each Investor acknowledges that the Company has made available to such Investor at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the business, operations and financial condition of the Company and the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information requested by such Investor. Each Investor is able to bear the loss of its entire investment in the Note, the Conversion Securities and the Warrant Securities and has such knowledge and experience of financial and business matters that he is capable of evaluating the merits and risks of the investment to be made pursuant to this Agreement. However, neither the foregoing nor any other due diligence investigation conducted by such Investor or on its behalf shall limit, modify or affect the representations and warranties of the Company set forth in Section 4 of this Agreement or the right of such Investor to rely thereon.

     (c) This Agreement has been duly authorized by all necessary action on the part of each Investor, has been duly executed and delivered by such Investor and is a valid and binding agreement of such Investor.

6. Use of Proceeds. The Company will use the proceeds from the sale of the Notes for general corporate purposes, including obtaining regulatory clearance for the Company's CapnoProbe monitor and disposable probe.

7.   Registration Rights.

     (a) Filing of Registration Statement. Within thirty (30) days of the issuance of the Notes, the Company will file a registration statement with the Commission under the Securities Act covering the Conversion Securities and the Warrant Securities subject to Warrants issuable upon conversion of the principal balance of the Notes outstanding at the time of such filing. Within thirty (30) days of any additional advance under the Notes pursuant to Section 2(b), the Company will file a registration statement with the Commission under the Securities Act (or an amendment to any prior registration statement) covering any Conversion Securities and Warrant Securities issuable upon conversion of such advances and not previously registered. The Company may, on not more than one occasion, delay the filing of any registration statement required hereunder for a period of not more than 90 days in the event that the Company has furnished the Investor with a certificate executed by the Company's President or Chief Executive Officer stating that such delay is necessary in order to (i) not significantly adversely affect financing efforts then underway at the Company or (ii) avoid disclosure of material non-public information. Any registration of Conversion Securities and

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          Warrant Securities hereunder shall cover any additional Conversion
          Securities or Warrant Securities issued or issuable pursuant to anti-dilution or other similar rights.

     (b) Registration Procedures. If and whenever the Company is required by the provisions of Section 7(a) to effect the registration of any Conversion Securities or Warrant Securities under the Securities Act, the Company will:

          (i) prepare and file with the Commission a registration statement (on any available form to effect registration) with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective until such securities are sold pursuant to such registration statement or are eligible to be sold pursuant to Rule 144(k);

          (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until such securities are sold pursuant to such registration statement or are eligible to be sold pursuant to Rule 144(k);

          (iii)furnish to the Investors and to any underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Investors and underwriters may reasonably request in order to facilitate the public offering of such securities;

          (iv) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Investors may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (v) prepare and promptly file with the Commission and promptly notify the Investors of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

          (vi) use its best efforts to cause all securities covered by such registration statement to be listed on any securities exchange, quotation system,

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               market or over-the-counter bulletin board, if any, on which the
               Common Stock shall then be listed and trading.

     (c) Expenses. Except as set forth in the last sentence of this Section 7(c), with respect to any registration of securities pursuant to
          Section 7(a), the Company shall bear all fees, costs and expenses, including, without limitation: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all internal Company expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Investors, underwriting discounts and commissions and transfer taxes for the Investors and any other expenses incurred by the Investors not expressly included above shall be borne by the Investors.

     (d) Indemnification. In the event that any Conversion Securities or Warrant Securities owned by the Investors are included in a registration statement under Section 7(a):

          (i) The Company will indemnify and hold harmless each Investor (including for this purpose its directors, officers and partners) and any underwriter (as defined in the Securities Act) from and against any and all loss, damage, liability, cost and expense (including, subject to Section 7(d)(iii), reasonable fees and expenses of counsel) to which any such Investor or any such underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such Investor or such underwriter.

          (ii) Each Investor, severally but not jointly, will indemnify and hold harmless the Company and any underwriter from and against any and all loss, damage, liability, cost or expense (including, subject to Section 7(d)(iii), reasonable fees and expenses of counsel) to which the Company or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Investor. Notwithstanding the provisions of this clause
               (ii), no Investor shall be required to indemnify any person pursuant to this Section 7 in an amount in excess of the amount of the aggregate net proceeds received by such Investor in connection with any such registration under the Securities Act.

          (iii) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (i) or (ii) of this Section 7(d) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
               (i) or (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder nor of its obligations or liabilities pursuant to this Agreement, except to the extent that the failure to so notify materially prejudices the indemnifying party. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties, which counsel shall be reasonably satisfactory to the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (x) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (y) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (z) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect of such action, and no indemnified party shall consent to entry of any judgment or settle such action without the prior written consent of the indemnifying party.

     (e) SEC Reports. The Company will file with the Commission, on a timely basis, all SEC Reports required to be filed under the Exchange Act and any other documents required to meet the public information requirements of Rule 144(c) under the Securities Act.

8. Nasdaq Covenants. The Company will use its best efforts to meet any requirements or take any action necessary to maintain listing of the Company's Common Stock on the Nasdaq National Market, including seeking shareholder approval at the Company's 2000 Annual Meeting of Shareholders for the conversion of the Notes into Units. The Company will use its best efforts to hold the 2000 Annual Meeting of Shareholders by May 15, 2000. Each Investor agrees to vote all shares of Common Stock of the Company beneficially owned by such Investor for the conversion of the Notes into Units at the Company's 2000 Annual Meeting of Shareholders

9.   Miscellaneous.

     (a) This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by the Company without the prior written consent of the Investors. This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by an Investor without the prior written consent of the Company, except that any Investor may assign its rights under this Agreement to any affiliate without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and permitted assigns of the parties hereto. Neither this Agreement nor any provision hereof may be amended, modified, waived or discharged without the written consent of the parties hereto.

     (b) This Agreement, including the exhibits attached hereto, constitutes the entire agreement of the parties relative to the subject matter hereof and supersedes any and all other agreements and understanding, whether written or oral, relative to the matters discussed herein.

     (c) All representations and warranties contained herein shall survive after the execution and delivery of this Agreement for a period of two
          (2) years from the date hereof. All covenants and agreements which by their terms are to be performed after the date hereof will survive indefinitely, unless such covenants and agreements by their terms expire at an earlier date, in which case they will expire on such earlier date.

     (d) All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be given in writing by personal delivery, facsimile, commercial air delivery service or by registered or certified mail, postage prepaid, return receipt requested, addressed to the Company at the address set forth in the introductory paragraph to this Agreement and to the Investors at the addresses set forth on Schedule I, or at such other address as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon the earlier of: (a) receipt by the party to which notice is given (which, in the instance of a facsimile, shall be deemed to have occurred at the time that the machine transmitting the facsimile verifies a successful transmission of the facsimile); (b) on the fifth business day following the date such notice was deposited in the mail; or (c) on the second business day following the date such notice was delivered to a commercial air delivery service.

     (e) This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

     (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

                          [Next Page is Signature Page]


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

     IN WITNESS WHEREOF, the Company and the Investors have executed this Agreement effective as of the date first written above.

                                       OPTICAL SENSORS INCORPORATED


                                       By /s/ Paulita M. Laplante
                                          --------------------------------
                                          Paulita LaPlante,
                                          President and Chief Executive Officer


                                       CIRCLE F VENTURES LLC


                                       By /s/ Hayden R. Fleming
                                          --------------------------------------

                                       Its
                                          --------------------------------------


                                       SPECIAL SITUATIONS FUND III, L.P.


                                       By /s/ David Greenhouse
                                          --------------------------------------

                                       Its
                                          --------------------------------------

                                   SCHEDULE I


                                                          Maximum
Investors                                             Principal Amount

Circle F Ventures LLC                                     $1,500,000
17797 North Perimeter Drive
Suite 105
Scottsdale, Arizona 85255

Special Situations Fund III, L.P.                         $1,500,000
153 E. 53rd Street, 55th Floor
New York, New York 10022

Total                                                     $3,000,000


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